ARTICLES SUPPLEMENTARY

BNY MELLON STRATEGIC FUNDS, INC. (the "Corporation"), a Maryland corporation, having its principal office in the State of Maryland in Baltimore, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board") by Article FIFTH of the Articles of Incorporation of the Corporation, as amended (the "Charter"), the Board hereby classifies and reclassifies (i) the five hundred million (500,000,000) authorized but unissued shares, $.001 par value per share, of Class A shares (100,000,000), Class C shares (100,000,000), Class I shares (100,000,000), Class Y shares (100,000,000) and Class T shares (100,000,000) of Dreyfus MLP Fund, (ii) the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Dreyfus Conservative Allocation Fund, (iii) the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Dreyfus Moderate Allocation Fund and (iv) the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Dreyfus Growth Allocation Fund as undesignated shares of Common Stock of the Corporation.

SECOND:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby classifies and reclassifies fifty million (50,000,000) of the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Active MidCap Fund as Class A shares of BNY Mellon Active MidCap Fund and fifty million (50,000,000) of the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Active MidCap Fund as Class I shares of BNY Mellon Active MidCap Fund.

THIRD:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby classifies and reclassifies fifty million (50,000,000) of the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Global Stock Fund as Class I shares of BNY Mellon Global Stock Fund and fifty million (50,000,000) of the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Global Stock Fund as Class Y shares of BNY Mellon Global Stock Fund.

FOURTH:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby classifies and reclassifies fifty million (50,000,000) of the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon International Stock Fund as Class I shares of BNY Mellon International Stock Fund and fifty million (50,000,000) of the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon International Stock Fund as Class Y shares of BNY Mellon International Stock Fund.

FIFTH:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby classifies and reclassifies the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY U.S. Equity Fund as Class Y shares of BNY Mellon U.S. Equity Fund.

SIXTH:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby classifies and reclassifies the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Select Managers Small Cap Growth Fund as Class Y shares of BNY Mellon Select Managers Small Cap Growth Fund.

SEVENTH:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby classifies and reclassifies the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Select Managers Small Cap Value Fund as Class Y shares of BNY Mellon Select Managers Small Cap Value Fund.

EIGHTH:  Immediately before the classification and reclassification of shares as set forth in Articles FIRST, SECOND, THIRD, FOURTH, FIFTH, SIXTH and SEVENTH hereof, the Corporation was authorized to issue three billion eight hundred million (3,800,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of three million eight hundred thousand dollars ($3,800,000), classified as follows:

Fund/Class	Shares Authorized
BNY Mellon Active MidCap Fund/Class A shares	40,000,000
BNY Mellon Active MidCap Fund/Class C shares	15,000,000
BNY Mellon Active MidCap Fund/Class I shares	15,000,000
BNY Mellon Active MidCap Fund/Class Y shares	100,000,000
BNY Mellon Active MidCap Fund/Class T shares	100,000,000
BNY Mellon Global Stock Fund/Class A shares	100,000,000
BNY Mellon Global Stock Fund/Class C shares	100,000,000
BNY Mellon Global Stock Fund/Class I shares	200,000,000
BNY Mellon Global Stock Fund/Class Y shares	100,000,000
BNY Mellon Global Stock Fund/Class T shares	100,000,000
BNY Mellon International Stock Fund/Class A shares	100,000,000
BNY Mellon International Stock Fund/Class C shares	100,000,000
BNY Mellon International Stock Fund/Class I shares	200,000,000
BNY Mellon International Stock Fund/Class Y shares	200,000,000
BNY Mellon International Stock Fund/Class T shares	100,000,000
BNY Mellon U.S. Equity Fund/Class A shares	100,000,000
BNY Mellon U.S. Equity Fund/Class C shares	100,000,000
BNY Mellon U.S. Equity Fund/Class I shares	100,000,000
BNY Mellon U.S. Equity Fund/Class Y shares	100,000,000
BNY Mellon U.S. Equity Fund/Class T shares	100,000,000
BNY Mellon Select Managers Small Cap Value Fund/Class A shares	100,000,000
BNY Mellon Select Managers Small Cap Value Fund/Class C shares	100,000,000
BNY Mellon Select Managers Small Cap Value Fund/Class I shares	100,000,000
BNY Mellon Select Managers Small Cap Value Fund/Class Y shares	100,000,000
BNY Mellon Select Managers Small Cap Value Fund/Class T shares	100,000,000
Dreyfus Conservative Allocation Fund	100,000,000
Dreyfus Moderate Allocation Fund	100,000,000
Dreyfus Growth Allocation Fund	100,000,000
BNY Mellon Select Managers Small Cap Growth Fund/Class A shares	75,000,000
BNY Mellon Select Managers Small Cap Growth Fund/Class C shares	75,000,000
BNY Mellon Select Managers Small Cap Growth Fund/Class I shares	75,000,000
BNY Mellon Select Managers Small Cap Growth Fund/Class Y shares	100,000,000
BNY Mellon Select Managers Small Cap Growth Fund/Class T shares	100,000,000
Dreyfus MLP Fund/Class A shares	100,000,000
Dreyfus MLP Fund/Class C shares	100,000,000
Dreyfus MLP Fund/Class I shares	100,000,000
Dreyfus MLP Fund/Class Y shares	100,000,000
Dreyfus MLP Fund/Class T shares	100,000,000
Undesignated Common Stock	5,000,000
Total	3,800,000,000

NINTH:  As hereby classified and reclassified, the total number of shares of stock which the Corporation has authority to issue remains three billion eight hundred million (3,800,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share and an aggregate par value of three million eight hundred thousand dollars ($3,800,000), classified as follows:

Fund/Class	Shares Authorized
BNY Mellon Active MidCap Fund/Class A shares	90,000,000
BNY Mellon Active MidCap Fund/Class C shares	15,000,000
BNY Mellon Active MidCap Fund/Class I shares	65,000,000
BNY Mellon Active MidCap Fund/Class Y shares	100,000,000
BNY Mellon Global Stock Fund/Class A shares	100,000,000
BNY Mellon Global Stock Fund/Class C shares	100,000,000
BNY Mellon Global Stock Fund/Class I shares	250,000,000
BNY Mellon Global Stock Fund/Class Y shares	150,000,000
BNY Mellon International Stock Fund/Class A shares	100,000,000
BNY Mellon International Stock Fund/Class C shares	100,000,000
BNY Mellon International Stock Fund/Class I shares	250,000,000
BNY Mellon International Stock Fund/Class Y shares	250,000,000
BNY Mellon U.S. Equity Fund/Class A shares	100,000,000
BNY Mellon U.S. Equity Fund/Class C shares	100,000,000
BNY Mellon U.S. Equity Fund/Class I shares	100,000,000
BNY Mellon U.S. Equity Fund/Class Y shares	200,000,000
BNY Mellon Select Managers Small Cap Value Fund/Class A shares	100,000,000
BNY Mellon Select Managers Small Cap Value Fund/Class C shares	100,000,000
BNY Mellon Select Managers Small Cap Value Fund/Class I shares	100,000,000
BNY Mellon Select Managers Small Cap Value Fund/Class Y shares	200,000,000
BNY Mellon Select Managers Small Cap Growth Fund/Class A shares	75,000,000
BNY Mellon Select Managers Small Cap Growth Fund/Class C shares	75,000,000
BNY Mellon Select Managers Small Cap Growth Fund/Class I shares	75,000,000
BNY Mellon Select Managers Small Cap Growth Fund/Class Y shares	200,000,000
Undesignated Common Stock	805,000,000
Total	3,800,000,000

TENTH:  All authorized shares of the Corporation not designated or classified above remain available for future designation and classification by the Board.  The Corporation's Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Charter generally.

ELEVENTH:  The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

TWELFTH:  These Articles Supplementary were approved by a majority of the entire Board of the Corporation and are limited to changes expressly permitted by Section 2-105(a)(10) and (13) of the Maryland General Corporation Law to be made without action by the Corporation's stockholders.

THIRTEENTH:  These Articles Supplementary shall become effective at 9:01 a.m. on December 31, 2019.

IN WITNESS WHEREOF, BNY Mellon Strategic Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

BNY MELLON STRATEGIC FUNDS, INC.

By:  /s/ James Bitetto

James Bitetto

Vice President

WITNESS:

/s/ Jeff Prusnofsky

Jeff Prusnofsky

Assistant Secretary